UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2023
NuStar Energy L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West
San Antonio, Texas 78257
(Address of principal executive offices)
(210) 918-2000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units	NS	New York Stock Exchange
8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprA	New York Stock Exchange
7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprB	New York Stock Exchange
9.00% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 below, at NuStar Energy L.P.’s (the “Partnership”) 2023 Annual Meeting of Unitholders (the “2023 Annual Meeting”) on April 27, 2023, unitholders approved the Amended and Restated NuStar Energy LP. 2019 Long-Term Incentive Plan (the “Amended and Restated 2019 LTIP”).

A summary of the Amended and Restated 2019 LTIP is set forth under the caption “Proposal No. 3—Approval of Amended and Restated NuStar Energy L.P. 2019 Long-Term Incentive Plan” in the Partnership’s definitive proxy statement filed with the Securities and Exchange Commission on March 9, 2023 and is incorporated herein by reference. The summary of the Amended and Restated 2019 LTIP set forth therein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated 2019 LTIP, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Partnership held its 2023 Annual Meeting on April 27, 2023, with all members of the Board of Directors of the general partner of the Partnership’s general partner in attendance. As of the record date for the 2023 Annual Meeting, there were 110,903,880 common units and 16,346,650 Series D preferred units outstanding and entitled to vote together as a single class at the 2023 Annual Meeting (the “Voting Units”). A total of 109,120,535 of the Voting Units were present or represented by proxy at the 2023 Annual Meeting, representing approximately 86% of all votes entitled to be cast at the 2023 Annual Meeting. The matters submitted for a vote and the related results are as follows:

•Proposal No. 1 - Election of four Group II directors to serve until the 2026 annual meeting of unitholders or until their successors are elected and have been qualified. The results were as follows:

Class I Nominees	Votes For	Votes Withheld	Broker Non-Votes
Jelynne LeBlanc Burley	86,274,831	1,135,616	21,710,088
Robert J. Munch	86,775,339	635,108	21,710,088
Martin Salinas, Jr.	86,797,519	612,928	21,710,088
Suzanne Allford Wade	86,516,237	894,210	21,710,088

•Proposal No. 2 - Ratification of the appointment of KPMG LLP as the Partnership’s independent registered public accounting firm for 2023. The results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
108,022,471	324,294	773,770	—

•Proposal No. 3 - Approval of the Amended and Restated 2019 LTIP. The results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
84,794,473	2,027,492	588,482	21,710,088

Consistent with the foregoing votes: (1) each of Jelynne LeBlanc Burley, Robert J. Munch, Martin Salinas, Jr. and Suzanne Allford Wade has been elected as a Group II director to serve on the Board of Directors until the 2026 annual meeting of unitholders or until his or her successor is elected and has been qualified; (2) the appointment of KPMG LLP to serve as the Partnership’s independent registered public accounting firm for 2023 has been ratified; and (3) the Amended and Restated 2019 LTIP has been approved.
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	EXHIBIT

Exhibit 10.1	Amended and Restated NuStar Energy LP. 2019 Long-Term Incentive Plan
Exhibit 104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: April 28, 2023			By:	/s/ Steve Gilbert
			Name:	Steve Gilbert
			Title:	Vice President, Assistant General Counsel and Corporate Secretary